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                                                                    EXHIBIT 2.09


            AMENDMENT NO. 1 TO AMENDED AND RESTATED MERGER AGREEMENT

                  AMENDMENT, dated as of May 20, 1998, by and among Office Centre Corporation, a Delaware corporation, Office Centre Richmond, a Virginia corporation, Office Centre Richmond, a Delaware corporation, The Supply Room Companies, Inc., a Virginia Corporation, Yancey S. Jones and M. Addison Jones.

                              W I T N E S S E T H :
                              ---------------------

                  WHEREAS, the parties hereto are parties to that certain amended and restated merger agreement, dated as of May 20, 1998 (the "Original Agreement"); and

                  WHEREAS, the parties desire to amend the Original Agreement in accordance with the terms set forth herein.

                  NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                  1. EXHIBIT 6.2(ii) - YANCEY JONES. Section 3(c) of Exhibit 6.2(ii) to the Original Agreement with respect to Yancey Jones is hereby deleted in its entirety and replaced with the following:

                  "Transferable (subject to federal and state securities law restrictions) stock options for 50,000 shares (after giving effect to any reverse stock split of the Company's shares of Common Stock), exercisable at the initial public offering price of the Company, for a period of 10 years from the date of grant, one-third of which vest on the first anniversary of the date hereof, another one-third of which vest on the second anniversary date hereof, and the final one-third of which vest on the third anniversary date hereof. Other stock options may be granted yearly in the discretion of the Company's Compensation Committee and approved by the Board of Directors of the Company."

                  2. EXHIBIT 6.2(ii) - M. ADDISON JONES. Section 3(c) of Exhibit 6.2(ii) to the Original Agreement with respect to M. Addison Jones is hereby deleted in its entirety and replaced with the following:

                  "Stock options for 25,000 shares (after giving effect to any reverse stock split of the Company's shares of Common Stock), exercisable at the initial public offering price of the Company, for a period of



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                  10 years from the date of grant, one-third of which vest on the first anniversary of the date hereof, another one-third of which vest on the second anniversary date hereof, and the final one-third of which vest on the third anniversary date hereof. Other stock options may be granted yearly in the discretion of the Company's Compensation Committee and approved by the Board of Directors of the Company."

                  3. Notwithstanding anything to the contrary in the Original Agreement, the Company shall have the option to increase the cash portion of the merger consideration payable to the Shareholders by up to $1,000,000 and accordingly reduce the portion of the merger consideration payable in shares of Common Stock of the Company by such amount.

                  4. The Original Agreement, as hereby amended, shall remain in full force and effect.

                  5. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.


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                  IN WITNESS WHEREOF, the parties have executed and delivered this instrument as of the date and year first above written.

                                             OFFICE CENTRE CORPORATION


                                             By:/s/ Robert J. Gillon, Jr.
                                                -------------------------------
                                                   Robert J. Gillon, Jr.

                                             OFFICE CENTRE RICHMOND, a Virginia
                                             corporation


                                             By: /s/ Robert J. Gillon, Jr.
                                                -------------------------------
                                                    Robert J. Gillon, Jr.

                                             OFFICE CENTRE RICHMOND, a Delaware
                                             corporation


                                             By: /s/ Robert J. Gillon, Jr.
                                                -------------------------------
                                                    Robert J. Gillon, Jr.

                                             THE SUPPLY ROOM COMPANIES, INC.


                                             By:/s/ Yancey S. Jones
                                                -------------------------------
                                                    Yancey S. Jones

                                                /s/ M. Addison Jones
                                                -------------------------------
                                                 M. Addison Jones